2


     FIRST AMENDMENT TO THE RUBY TUESDAY, INC. EXECUTIVE SUPPLEMENTAL PENSION
     PLAN


     THIS FIRST AMENDMENT is made as of this 9th day of April, 2001, by RUBY TUESDAY, INC. (the "Primary Sponsor"), a corporation organized and existing under the laws of the State of Georgia.

     W I T N E S S E T H:

     WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (the "Plan"), which was established by indenture effective as of June 1, 1983, and which was last amended and restated by indenture effective July 1, 1999.

     WHEREAS, the Primary Sponsor desires to amend the Plan to provide an enhanced early retirement window opportunity to certain eligible employees, as described herein.

     WHEREAS, the amendments effected hereby have been approved by the Board of Directors of the Primary Sponsor.

     NOW, THEREFORE, the Plan is hereby amended, effective as of April 1, 2001, as follows:

     1. By adding a new Subsection (d) to Section 4.02, as follows:

     "(d) 2001 Early Retirement Window. A Participant holding the position of Senior Vice President or above, other than the position of Chief Executive Officer (each, an `Executive Officer Position'), as of April 1, 2001 who is designated in writing by the Chief Executive Officer of the Company as eligible for the early retirement opportunity provided by this Subsection
     (d) may commence receiving benefits pursuant to this Subsection (d) if the Participant resigns from each and every Executive Officer Position held by the Participant effective on or before August 1, 2001 (such a Participant is referred to herein as a `Subsection (d) Participant'). Notwithstanding any other provision of the Plan to the contrary, a Subsection (d) Participant may commence receiving benefits from the Plan pursuant to this
     Section 4.02(d) effective as of the first day of the month following the effective date of his or her resignation from the last Executive Officer Position held by the Subsection (d) Participant. The Accrued Benefit will be determined in accordance with Section 3.01, with the following exceptions: (1) only Annual Base Salary paid through the effective date of the Subsection (d) Participant's resignation from the last Executive Officer Position held by the Subsection (d) Participant prior to August 1, 2001 shall be taken into account; regardless of whether the Subsection (d) Participant continues in the employ of the Company or any of its subsidiaries following such resignation or is subsequently rehired by the Company or any of its subsidiaries; and (2) the Subsection (d) Participant's Continuous Service shall be deemed to be thirty (30) years. The benefits payable pursuant to this Section 4.02(d) will not be subject to actuarial reduction and will be payable in accordance with all of the remaining provisions of the Plan to the extent not inconsistent with the express provisions of this Subsection (d)."


     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

     IN WITNESS WHEREOF, the Primary Sponsor has caused this First Amendment to be executed as of the day and year first above written.


                                        RUBY TUESDAY, INC.


                                        By:/s/ Samuel E. Beall, III
                                               Samuel E. Beall, III
                                               Chairman and
                                               Chief Executive Officer


     [CORPORATE SEAL]


     ATTEST:

     /s/ Daniel T. Cronk
     Daniel T. Cronk
     Secretary


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     1stAmend99RestatedESP-0401